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KonaRed Corporation Inks Five-Year
Contract for Exclusive Supply of
Hawaiian Coffee Fruit From
Greenwell Farms of Hawaii

January 15, 2014. KALAHEO, Hawaii — KonaRed Corporation (www.KonaRed.com) (OTCQB: KRED); developers of the powerful Hawaiian Coffee Fruit wellness beverage which is sold in such retailers as Kmart, Wal-mart, 7-Eleven, Longs Drugs, Walgreens, and Whole Foods stores throughout Hawaii and California; announced today that they have entered into a five-year agreement with Greenwell Farms, who will supply KonaRed with Hawaiian coffee fruit which will be used to produce KonaRed products including KonaRed Original, KonaRed Green Tea, On- the-Go Packets, Powders & more. Greenwell farms, a coffee farming and processing company in the heart of Kona on the Big Island of Hawaii, is owned and operated by Tom Greenwell, President of the Hawaii Coffee Association. The announcement was made today by KonaRed CEO, Shaun Roberts.

Hawaiian coffee fruit is the antioxidant-packed, red fruit that encases the Kona coffee bean. It is the main ingredient used in manufacturing KonaRed’s line of premium functional wellness beverages and ingredients. The newly-signed agreement provides KonaRed with both an exclusive and massive supply of Hawaiian coffee fruit. Because KonaRed utilizes Hawaiian coffee fruit and because this main ingredient is a powerful, antioxidant-loaded fruit with more antioxidant capacity than blueberries, acai berries, cranberries, and pomegranates, KonaRed products are distinguished from other players in the functional beverage sector. The global market for functional beverages and foods was expected to reach more than $176 billion in 2013, according to Euromonitor.

Tom Greenwell, owner of Greenwell Farms stated, “This agreement with KonaRed Corporation will greatly benefit both parties. KonaRed will now have a huge supply of coffee fruit to manufacture their myriad of products, and Greenwell Farms will be able to sell the by-product of production of our 100% Kona coffee. We are excited to be working hand-in-hand with Shaun and the KonaRed team in Hawaii and California.”

About KonaRed Corporation

KonaRed Corporation is in the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses. KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit. The company is headquartered in Kalaheo, Hawaii. Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visitingwww.konared.com. For additional information about the company and Investor Relations, please email invest@konared.com.

Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward- looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website:  www.konared.com